EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Globalstar, Inc. of our report dated May 15, 2006, except for Note 19 as to which the date is October 25, 2006, relating to the December 31, 2005 consolidated financial statements of Globalstar, Inc. appearing in Amendment No. 5 to the Registration Statement dated October 27, 2006 on Form S-1 (File No. 333-135809).

/s/ Crowe Chizek and Company LLP
Oak Brook, Illinois
November 6, 2006